Exhibit 10.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number 20140168705-74
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/06/2014 9:00 AM
	Entity Number E0007062011-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Gawk Incorporated

2. The articles have been amended as follows: (provide article numbers, if available)
Gawk-Series A Certificate of Designation 03-04-14

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

CERTIFICATE OF DESIGNATION OF RIGHTS,
PRIVILEGES, PREFERENCES AND RESTRICTIONS
OF SERIES A PREFERRED STOCK OF GAWK. INCORPORATED

The undersigned, President and Secretary of Gawk, Incorporated, a Nevada corporation (the "Corporation"), hereby certifies the following:

The Amended and Restated Articles of Incorporation of the Company authorize Seven Hundred Fifty Million (750,000,000) shares of $.001 par value capital stock, of which are designated One Hundred Million (100,000,000) shares are designated $.001 par value preferred stock (the "Preferred Stock") and Six Hundred Fifty Million (650,000,000) shares are designated $.001 common stock (the "Common Stock").

There are presently approximately Three Hundred Two Million (302,000,000) shares of the Corporation's Common Stock, Four Hundred Ten Thousand (410,000) shares of SERIES B, and, Thirty Eight (38) shares of SERIES C Preferred Stock are presently issued and outstanding.

The Corporation is organized and existing under the laws of the State of Nevada and, that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, as amended, and pursuant to Nevada Revised Statutes, the shares of Preferred Stock of the Corporation must be created and issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and other special rights, qualifications, limitations or restrictions, as expressed in resolutions providing for the creation and issuance of such series, as adopted by the Board of Directors of the Corporation.

Pursuant to the resolutions adopted by the Unanimous Written Consent of the Board of Directors Without a Meeting effective March 4, 2014 (the "March 4, 2014 Consent") the Board of Directors adopted resolutions establishing a series of Preferred Stock from its authorized shares of Preferred Stock, designated SERIES A Preferred Stock, consisting of One Thousand (1,000) shares (the "SERIES A Stock"), with certain rights, privileges, preferences and restrictions as set forth in this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of SERIES A Preferred Stock of Gawk, Incorporated as follows:

1.0	Designation and Rank.

A new series of Preferred Stock from the Corporation's authorized shares of Preferred Stock is hereby created, designated SERIES A Preferred Stock, consisting of One Thousand (1,000) shares (the "SERIES A Stock"), with certain rights, privileges, preferences and restrictions as set forth in the March 4, 2014 Consent. No other shares of Preferred Stock shall be designated SERIES A Preferred Stock.

2.0	Dividend Rate and Rights.

The holders of the shares of the SERIES A Stock shall not be entitled to receive dividends.

3.0	Conversion into Common Stock.

The holders of the shares of the SERIES A Stock shall not be entitled to convert such shares into the Company's Common Stock.

4.0	Liquidation Preference.

The holders of SERIES A Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

5.0	Voting Rights.

Except as otherwise provided herein or by law and in addition to any right to vote as a separate SERIES As provided by law, the holder of the SERIES A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any Shareholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. For so long as SERIES A Preferred Stock is issued and outstanding, the holders of SERIES A Preferred Stock shall vote together as a single class with the holders of the Corporation's Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock, with the holders of SERIES A Preferred Stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of SERIES A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

6.0	Other Preferences.

The shares of the SERIES A Preferred Stock shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

7.0	No Impairment.

The Corporation will not, by amendment of its Articles of Incorporation or by amendment to the Certificate of Designation of the Rights, Privileges, Preferences and Restrictions of SERIES A Preferred Stock establishing SERIES A Stock, which shall be prepared as a separate document and filed with the requisite regulatory agencies and state registry, or by resolutions adopted subsequent to the date hereof, or through any reorganization, transfer of assets, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 7, and in the taking of all such actions as may be necessary or appropriate in order to protect against the impairment of the rights of holders of the SERIES A Stock.

8.0	Notices.

Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to its principal executive offices, and if to the holder of any shares of SERIES A Stock, shall be delivered to it at its address as it appears on the stock records of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of SERIES A Preferred Stock of Gawk, Incorporated to be signed by the Corporation's President and Secretary effective this 4th day of March, 2014.

Gawk, Incorporated

By:	/s/ Mars Callahan
Mars Callahan, President and Secretary